Exhibit 9(xxii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                            Amendment #1 to Exhibit 2
                         Shareholder Services Agreement

                                   STAR FUNDS

                                          Maximum Contractual Fees:
Star Capital Appreciation Fund                  0.25% of ADNA
Star Growth Equity Fund                         0.25% of ADNA
      Trust Shares                              0.25% of ADNA
      Investment Shares                         0.25% of ADNA
Star Relative Value Fund
      Trust Shares                              0.25% of ADNA
      Investment Shares                         0.25% of ADNA
Star Strategic Income Fund                      0.25% of ADNA
Star Tax-Free Money Market Fund                 0.25% of ADNA
Star Treasury Fund
      Investment Shares                         0.25% of ADNA
      Trust Shares                              0.25% of ADNA
Star U.S. Government Income Fund                0.25% of ADNA
The Stellar Fund
      Investment Shares                         0.25% of ADNA
      Trust Shares                              0.25% of ADNA
The Stellar Insured Tax-Free Bond Fund          0.25% of ADNA
Star International Equity Fund                  0.25% of ADNA
Star Equity Index Fund                          0.25% of ADNA
Star Ohio Tax-Free Money Market Fund            0.25% of ADNA


As revised:  9/1/97